UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, pursuant to the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), in connection with the Board’s annual review of incentive compensation for St. Bernard executive officers and other employees, the Board approved St. Bernard’s 2007 Executive Compensation Plan (the “Compensation Plan”). Pursuant to the Compensation Plan, the 2007 target bonus awards (reflected as a percentage of 2007 Base Salary) for St. Bernard’s non-sales executives have been authorized in the following amounts:

Name	2007 Base Salary	2007 Target Bonus Award (as a percentage of Base Salary)
Vincent A. Rossi President and Chief Executive Officer	$300,000	50%

Troy Saxton-Getty Vice President, General Manager, On-Demand Services	$225,000	50%

Alfred F. Riedler Chief Financial Officer	$200,000	50%

Robert M. Crowe Vice President, Product Development	$180,000	30%

Bradford Weller Vice President, Legal Affairs	$190,000	30%

Pursuant to the Compensation Plan, the foregoing non-sales executives’ eligibility for target bonus awards will be tested on a quarterly basis and will be based upon St. Bernard’s “bookings” for an applicable quarter as compared to the Board’s projection of St. Bernard’s “bookings” for that quarter. St. Bernard uses the concept of “bookings” to describe projected annualized values for St. Bernard’s executed contracts. Except for the target bonus awards for Vincent Rossi for the first two quarters of 2007 (which are guaranteed to be paid to Mr. Rossi), no bonus for the foregoing non-sales executives will be earned in any quarter unless bookings for an applicable quarter equal 75% of the Board’s projection of bookings for that quarter. Once the bookings for an applicable quarter reach 75% of the Board’s projection of bookings for that quarter, the non-sales executives will be entitled to receive a bonus award for that quarter equal to 50% of the target bonus for that quarter (which is one-fourth the “2007 Target Bonus Award” listed in the table above), which bonus will increase by 2% of the target bonus for that quarter for every 1% that the percentage of bookings exceeds 75% of the Board’s projection of bookings for that quarter, up to 100% of the target bonus for that quarter.

In addition to the quarterly bonus awards, non-sales executives will be eligible for an additional annual bonus award in the event St. Bernard’s bookings for fiscal year 2007 exceed the Board’s projection of bookings for fiscal year 2007. St. Bernard will pay such non-sales executives an additional 1% of such executives’ “2007 Target Bonus Award” for each percentage point by which bookings for 2007 exceed projected bookings for 2007. In the event bookings for 2007 exceed 110% of projected bookings for 2007, such non-sales executives’ annual bonus award will be equal to 10% of such executives’ “2007 Target Bonus Award” plus an incrementally larger amount for each percentage point by which bookings for 2007 exceed 110% of projected bookings for 2007.

Pursuant to the Compensation Plan, the 2007 target commission (reflected as a percentage of 2007 Base Salary) for St. Bernard’s sales executive has been authorized in the following amount:

Name	2007 Base Salary	2007 Target Commission (as a percentage of Base Salary)
Steven L. Yin, Vice President, Sales & Marketing	$185,000	62%

Pursuant to the Compensation Plan, Mr. Yin will be paid a monthly commission for St. Bernard’s net “billings” throughout the world (other than in Europe and Middle East Asia and for original equipment manufacture for on-demand services) for which he is responsible at per quarter commission rates set by the Board which range from 0.35% to 0.55% of “billings” per month. St. Bernard uses the concept of “billings” to describe amounts invoiced for St. Bernard’s executed contracts where a right to collect on those contracts exists. If St. Bernard’s actual billings for which Mr. Yin is responsible in any quarter are less than 70% of the Board’s projection of billings for that quarter, then any commissions paid for such quarter shall be credited against commissions payable in subsequent periods. In addition to monthly commissions, Mr. Yin will be eligible for an annual commission bonus equal to 0.42% of all billings for which he responsible during 2007 that exceed the Board’s projection of billings for Mr. Yin during 2007.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2007, the Board unanimously approved Amended and Restated Bylaws of St. Bernard (the “Amended Bylaws”), a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference. The Amended Bylaws include a number of changes to St. Bernard’s previously effective Bylaws, which were previously filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-114861) filed by St. Bernard (as successor by merger to Sand Hill IT Security Acquisition Corp.) with the Securities and Exchange Commission on April 26, 2004. The revisions in the Amended Bylaws are generally intended to update St. Bernard’s previously effective Bylaws to conform them with the bylaw provisions of many other publicly traded Delaware corporations, and include the following changes from St. Bernard’s previously effective Bylaws:

•	the Amended Bylaws eliminate the requirement for a classified Board with directors elected to three year terms;
•	the Amended Bylaws eliminate provisions allowing St. Bernard stockholders to take action by unanimous consent in lieu of a stockholders meeting;
•	the Amended Bylaws expressly permit shares of St. Bernard stock to be uncertificated;
•	the Amended Bylaws include technical amendments related to:
o	voting and control of jointly owned St. Bernard stock,
o	authority to execute corporate instruments and securities and to vote securities held by St. Bernard, and
o	St. Bernard’s rights with respect to its registered stockholders, and

•	the Amended Bylaws have added specificity to provisions of the previously effective Bylaws related to:
o	substantive provisions and procedures related to, among other things, notices, affidavits of mailing, the location of, and the business to be conducted at, annual and special stockholders meetings, and for inclusion of stockholder proposals in proxy statements for annual and special meetings,
o	removal of directors and filling vacancies on the Board in the event St. Bernard is subject to certain provisions of the California Corporations Code, and
o	indemnification and advancement of expenses for the directors, officers, employees and agents of St. Bernard to the fullest extent permitted under Delaware law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of St. Bernard Software, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: April 5, 2007	By:	/s/ Alfred F. Riedler
Alfred F. Riedler
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of St. Bernard Software, Inc.